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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                           MAHASKA INVESTMENT COMPANY

                      (As Amended Through March 18, 1997)



                       ARTICLE I. OFFICES OF CORPORATION.

      Section 1. Principal Office. The principal office of the corporation in the State of Iowa shall be located in the City of Oskaloosa, Mahaska County, Iowa. The corporation may have such other offices, either within or without the State of Iowa, as the board of directors may designate or as the business of the corporation may require from time to time.

      Section 2. Registered Office. The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the board of directors.

                           ARTICLE II.  SHAREHOLDERS.

      Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on any day in the month of April in each year, other than Sundays and legal holidays, commencing at an hour between 8:00 a.m. and 5:00 p.m. as may be specified from year to year by the board of directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the election of directors shall not be held on the date designated for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be. If the annual meeting is not held within any eighteen-month period, the District Court of the county wherein the registered office of the corporation is located may, upon the written application of any shareholder, order an annual meeting to be held.

      Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

      Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.





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      Section 4. Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any shareholder may waive notice of any regular or special meeting of shareholders at any time.

      Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders,, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, and





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if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or the articles of incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A custodian of securities under the Iowa Uniform Gift to Minors Act may vote a security which is custodial property.

      Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Section 12. Meetings of All Shareholders. If all of the shareholders shall meet at any time





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and place, either within or without the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

      Section 13. Method of Voting. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholders shall demand that voting be by ballot.

                       ARTICLE III.  BOARD OF DIRECTORS.

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2.       Number, Tenure and Qualifications.
The number of directors of the corporation shall be not less than 5 and not greater than 15, and, effective as of the annual meeting of shareholders of the corporation in 1996, the Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III. Such classes shall be as nearly equal in number as possible. The term of directors of one class shall extend to each annual meeting of shareholders and in all cases as to each director, until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall extend to the annual meeting of shareholders in 1997, that of Class II shall extend to the annual meeting in 1998, and that of Class III shall extend to the annual meeting in 1999, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders, the number of directors equal to the number of directors of the class whose term extends to the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. The Board of Directors may, upon a majority vote of its members, increase or decrease the number of directors within the limits set forth above. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected to fill a vacancy other than by reason of an increase in the number of directors shall be elected for the unexpired term of his or her predecessor in office. Any director elected to fill a vacancy by reason of an increase in the number of directors may continue in office only until the next election of directors by the shareholders.

      Section 3. Place and Notice of Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings





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without other notice than such resolution.  Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the board of directors called by him or them. Notice of any special meeting of the board of directors shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. Members of the board of directors, or any committees designated by the board, may participate in a meeting of such board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

      Section 4. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      Section 5. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

      Section 6. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors, at any regular or special meeting of the board of directors called for that purpose in which a quorum of the board of directors is present, and the director or directors so elected shall serve until the next regular annual meeting of shareholders.

      Section 7. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid such compensation for their services as shall be fixed by the board of directors from time to time. No payment received by any director shall preclude him from serving the corporation in any other capacity and receiving compensation therefor.





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      Section 8.       Presumption of Assent.  A director of the corporation
who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 9. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

      Section 10. Committees. The board of directors may designate from among its members an executive committee and one or more other committees and define or limit the extent of authority of each of such committees in compliance with the law and these bylaws.

                             ARTICLE IV.  OFFICERS.

      Section 1. Number. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers, assistant officers and acting officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person. officers need not be residents of the State of Iowa or directors or shareholders of the corporation.

      Section 2. Election and Term of Office. The initial officers of the corporation shall be elected by the board of directors at their organization meeting and thereafter the officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.





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      Section 5.       President.  The president shall be the principal
executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He shall in general perform all duties incident to the office of president and such other duties as may be prescribed by the bylaws or by the board of directors from time to time.

      Section 6. Vice-Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the vice- president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president; and in addition thereto, shall perform such other duties as may be assigned to him by the president or by the board of directors or prescribed by the bylaws.

      Section 7. Secretary. The secretary shall: (a) keep the minutes of the shareholders, and of the board of directors, meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      Section 8. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.
The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or





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by the president or the board of directors.

      Section 10. Other Assistants and Acting Officers. The board of directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the board of directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

      Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

              ARTICLE V. WRITTEN INSTRUMENTS, LOANS AND DEPOSITS.

      Section 1. Written Instruments. Subject to the specific directions of the board of directors, all deeds, mortgages, releases and other instruments in writing affecting real estate made by the corporation shall be executed and acknowledged in its name by the president or any vice-president and attested by the secretary or any assistant secretary with the corporate seal attached. All other written contracts and agreements to which the corporation shall be a party shall be executed in its name by such officer or officers as shall be authorized by the board of directors. The signatures of the proper officers of the corporation on the bonds, notes, debentures or other evidences of indebtedness of the corporation may be facsimiles and such facsimiles on such instruments shall be deemed the equivalent of and constitute the written signatures of such officers for all purposes including, but not limited to, the full satisfaction of any signature requirements of the laws of the State of Iowa on the bonds, notes, debentures and other evidence of indebtedness of the corporation.

      Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

      ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER.

      Section 1. Certificates for Shares. Certificates representing shares of the corporation





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shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      Section 3. Stock Regulations. The board of directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of Iowa as they may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the corporation.

                           ARTICLE VII.  FISCAL YEAR.

      The fiscal year of the Corporation shall be the calendar year commencing with the calendar year 1985.

                           ARTICLE VIII.  DIVIDENDS.

      The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                               ARTICLE IX.  SEAL.

      The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and word, "Seal."

               ARTICLE X. VOTING OF SHARES OWNED BY CORPORATION.

      Subject always to the specific directions of the board of directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any





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shareholders' meeting of such other corporation by the president of the corporation if he be present, or in his absence by any vice-president of the corporation who may be present. Whenever, in the judgment of the president, or in his absence, of any vice-presidents, it is desirable for the corporation to execute a proxy or give a shareholders, consent in respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the president or one of the vice-presidents of the corporation and shall be attested by the secretary or an assistant secretary of the corporation under the corporate seal without necessity of any authorization by the board of directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

                         ARTICLE XI.  WAIVER OF NOTICE.

      Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the articles of incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XII.  AMENDMENTS.

      These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

                   ARTICLE XIII.  INDEMNIFICATION; INSURANCE.

      The corporation shall have the power to make indemnification in the manner and in the instances authorized by Section 496A.4A, Chapter 71, Acts of 70 G.A. 1983 Regular Session, with the understanding (a) that any reference to the corporation shall include any of its subsidiaries, and (b) that in the judgment of the board of directors the corporation may purchase and maintain insurance on behalf of persons entitled to indemnification as provided in
Section 496A.4A(10).





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